                                                                  EXHIBIT 10.2


         AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT, dated as of April 18, 2000, among CLAIMSNET.COM INC., a Delaware corporation with offices at 12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243 (the "Purchaser"); HEALTHEXCHANGE.COM, INC., a Delaware corporation and a wholly-owned subsidiary of the Purchaser with offices at 12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243 ("HEcom"); and VHX COMPANY, a Nevada corporation with offices at Suite 950, 2970 Clairmont Road, Atlanta, Georgia 30329 (the "Seller").

                                  INTRODUCTION

         As of March 20, 2000, the parties hereto entered into the Asset Purchase Agreement, dated as of March 20, 2000 (the "Asset Purchase Agreement"), and desire to make certain amendments thereto. A capitalized terms used, but not otherwise defined, herein shall have the respective definitions assigned thereto in the Asset Purchase Agreement.

         The parties hereto, intending to be legally bound, hereby agree as follows:

         Section 1. Section 4.06 of the Asset Purchase Agreement. Section 4.06 of the Asset Purchase Agreement is hereby amended to be and read in its entirety as follows:

         "Section 4.06 Adjustments to Consideration Delivered by Purchaser and HEcom.

            (a) Subject to paragraphs (b), (c), (d), and (e) of this Section
4.06 and without limiting such other rights as the Purchaser Indemnitees may have, if, prior to the time all shares of Purchaser Common Stock delivered pursuant to Section 4.01(a)(i), or all shares of Purchaser Preferred Stock delivered pursuant to Section 4.01(a)(iv), are distributed by Seller pursuant to
Section 4.04 hereof, the Purchaser has learned of a breach of any representation, warranty, covenant, or agreement of Seller contained in this Agreement, the Purchaser in its discretion can by written notice to Seller deduct from the number of shares of Purchaser Common Stock otherwise deliverable by HEcom at such time a number of such shares the value of which (equal to the product of the number of such shares of Purchaser Common Stock and the Trailing Average Closing Price) is equal to the aggregate of (a) the amount necessary to cure or make whole such breach and (b) the amount of losses, liabilities, claims, damages, and expenses whatsoever (as defined in Section 4.05) incurred or demonstrably in prospect of being incurred by any Indemnitee arising out of, based upon, or in connection with such breach. Shares of Purchaser Common Stock shall be valued for purposes of this Section 4.06 at the Trailing Average Closing Price.

            (b) Notwithstanding Section 4.06(a), if, prior to the date 30 calendar days following the date of the Closing, the obligations of the Seller or any Seller Subsidiary to John Deere Health, Inc. and its affiliates shall not have been either paid in full by the Seller and the Seller Subsidiaries or converted into, or exchanged for shares of Seller Common Stock or other equity securities of Seller, (1) within ten days thereafter the Purchaser and HEcom shall assume and satisfy such obligations and (2) the Purchaser and Seller shall irrevocably instruct the Escrow Agent to release from the Escrow Account and deliver to the Purchaser and HEcom with five days thereafter the number of shares of Purchaser Common Stock equal to the quotient of (A) the product of (I) the total amount paid by Purchaser and HEcom to satisfy such obligations to John Deere Health, Inc. and its affiliates and (II) 2.3, and (B) the Trailing Average Closing Price. Such shares of Purchaser Common Stock delivered to Purchaser and HEcom shall be deemed to be excluded and deducted from the consideration paid to Seller pursuant to this Agreement and shall become authorized, but unissued, shares of Purchase Common Stock.

            (c) Notwithstanding Sections 4.06(a) and 4.06(b), if, prior to the date of the liquidation of the Seller pursuant to Section 4.04 hereof, the obligations of the Seller or any Seller Subsidiary other than to John Deere Health, Inc. and its affiliates shall not have been either paid in full by the

Seller and the Seller Subsidiaries or converted into, or exchanged for shares of Seller Common Stock or other equity securities of Seller, (1) within ten days thereafter the Purchaser and HEcom shall assume and satisfy such obligations up to a total of $700,000 and (2) the Purchaser and Seller shall irrevocably instruct the Escrow Agent to release from the Escrow Account and deliver to the Purchaser and HEcom with five days thereafter the number of shares of Purchaser Common Stock equal to the quotient of (A) the product of (I) the total amount paid by Purchaser and HEcom to satisfy such obligations and (II) 1.5, and (B) the Trailing Average Closing Price. Such shares of Purchaser Common Stock delivered to Purchaser and HEcom shall be deemed to be excluded and deducted from the consideration paid to Seller pursuant to this Agreement and shall become authorized, but unissued, shares of Purchase Common Stock.


            (d) Notwithstanding Sections 4.06(a), 4.06(b), and 4.06(c), if, prior to the date of the liquidation of the Seller pursuant to Section 4.04 hereof, the obligations of the Seller or any Seller Subsidiary other than to John Deere Health, Inc. and its affiliates shall not have been either paid in full by the Seller and the Seller Subsidiaries or converted into, or exchanged for shares of Seller Common Stock or other equity securities of Seller, and the Purchaser and Hecom shall have assumed and satisfied such obligations to the total of $700,000 referenced in Section 4.06(c) hereof, (1) within ten days thereafter the Purchaser and HEcom shall assume and satisfy additional obligations up to a total of $300,000 and (2) the Purchaser and Seller shall irrevocably instruct the Escrow Agent to release from the Escrow Account and deliver to the Purchaser and HEcom with five days thereafter the number of shares of Purchaser Common Stock equal to the quotient of (A) the product of (I) the total amount paid by Purchaser and HEcom to satisfy such obligations and
(II) 2.3, and (B) the Trailing Average Closing Price. Such shares of Purchaser Common Stock delivered to Purchaser and HEcom shall be deemed to be excluded and deducted from the consideration paid to Seller pursuant to this Agreement and shall become authorized, but unissued, shares of Purchase Common Stock.

            (e) Notwithstanding Sections 4.06(a), 4.06(b), 4.06(c) and 4.06(d), if, prior to the date of the liquidation of the Seller pursuant to Section 4.04 hereof, the obligations of the Seller or any Seller Subsidiary other than to John Deere Health, Inc. and its affiliates shall not have been either paid in full by the Seller and the Seller Subsidiaries or converted into, or exchanged for shares of Seller Common Stock or other equity securities of Seller, and the Purchaser and Hecom shall have assumed and satisfied such obligations to the total of $700,000 referenced in Section 4.06(c) hereof, and to the total of an additional $300,000 pursuant to Section 4.06(d) hereof, (1) within ten days thereafter the Purchaser and HEcom shall assume and satisfy additional obligations up to a total of $300,000 and (2) the Purchaser and Seller shall irrevocably instruct the Escrow Agent to release from the Escrow Account and deliver to the Purchaser and HEcom with five days thereafter the number of shares of Purchaser Common Stock equal to the quotient of (A) the product of (I) the total amount paid by Purchaser and HEcom to satisfy such obligations and
(II) 3.0, and (B) the Trailing Average Closing Price. Such shares of Purchaser Common Stock delivered to Purchaser and HEcom shall be deemed to be excluded and deducted from the consideration paid to Seller pursuant to this Agreement and shall become authorized, but unissued, shares of Purchase Common Stock.

            (f) Notwithstanding anything in this Section 4.06 to the contrary the aggregate amount of liabilities assumed by the Purchaser and Hecom pursuant to this Section 4.06 shall not exceed the product of (I) 1,200,000 and (II) the Trailing Average Closing Price."

         Section 2. Miscellaneous.


         (a) At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Amendment.

         (b) Since a breach of the provisions of this Amendment could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Amendment, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         (c) The covenants, agreements, representations, and warranties contained in or made pursuant to this Amendment shall survive the Closing and any delivery of the consideration described in Section 4.01 of the Asset Purchase Agreement by the Purchaser or Hecom, irrespective of any investigation made by or on behalf of any party.

         (d) This Amendment sets forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 9.04 of the Asset Purchase Agreement), supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party with the approval of the Board of Directors or by an officer of each corporate party.


         (e) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States) or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Amendment (or to such other address as the party shall have furnished in writing in accordance with the provisions of this paragraph (e)) with a copy to each of the other parties hereto. Any notice given to any corporate party shall be addressed to the attention of the Corporate Secretary. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this paragraph (e). Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this paragraph (e) shall be deemed given at the time of receipt thereof. A copy of any notice to Purchaser or HEcom shall simultaneously be delivered in accordance with this paragraph to Brock Silverstein LLC, 800 Third Avenue, 21st Floor, New York, New York 10022. A copy of any notice to Seller shall simultaneously be delivered in accordance with this paragraph to Winthrop & Weinstine, P.A., 3000 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402.

         (f) Any waiver by any party of a breach of any term of this Amendment shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Amendment. The failure of a party to insist upon strict adherence to any term of this Amendment on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

         (g) The provisions of this Amendment shall be binding upon and inure to the benefit of Seller, the Purchaser, and HEcom and their respective successors and shall inure to the benefit of each Purchaser Indemnitee and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

         (h) This Amendment does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Amendment (except as provided in paragraph (h)).

         (i) If any provision of this Amendment is invalid, illegal, or unenforceable, the balance of this Amendment shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.


         (j) The headings in this Amendment are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment.

         (k) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of New York, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Amendment or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Amendment or the subject matter hereof may not be enforced in or by such court.

         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

                                          CLAIMSNET.COM, INC.



                                          By: ___________________________
                                              Name: Bo W. Lycke
                                              Title: Chairman of the Board of
                                              Directors, President and Chief
                                              Executive Officer



                                          HEALTHEXCHANGE.COM,
                                              INC.



                                          By: ___________________________
                                              Name: Bo W. Lycke
                                              Title: Chairman of the Board of
                                              Directors, President and Chief
                                              Executive Officer


                                          VHX COMPANY



                                          By: ___________________________
                                              Name:
                                              Title: